                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    for the Securities Exchange Act of 1934

     Filed by the Registrant  /X/
     Filed by a Party other than the Registrant  / /

     Check the appropriate box:

     / /  Preliminary Proxy Statement
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     /X/  Soliciting Material Pursuant 240.14a-11(c) or 240.14a-12

                           ICN PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in its Charter)

                           ICN PHARMACEUTICALS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-7(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

4)  Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

- --------------------------------------------------------------------------------
[ICN Pharmaceuticals, Inc.
LETTERHEAD]


                                                             January 14, 1994


Dear ICN Stockholder:

With ICN Pharmaceutical's annual meeting quickly approaching, we are writing to urge you to change your vote and endorse ICN's slate of directors. Please sign and return the enclosed BLUE proxy card immediately.

ICN's Board believes that the election of a controversial stockbroker currently under federal investigation and his hand-picked nominees would jeopardize the ability to continue ICN's business strategy. More importantly, we believe it would jeopardize your investment in the company.

        Two other points should weigh heavily in your decision:

        1. A federal court has compelled Rafi Khan to disclose his involvement in a securities fraud scam in London in 1986 as a condition to proceeding with his proxy contest. And

        2. The court has made a reference to the U.S. Attorney General's Office for the Southern District of New York to conduct a criminal investigating regarding Khan.

We are pleased to inform you that Institutional Shareholder Services, Inc., the largest proxy advisory firm in the U.S., recommends a vote FOR ICN's incumbent slate of directors. To protect and enhance the value of your investment, vote for a proven team. Sign and return the BLUE proxy card immediately. Do not sign any other proxy form.

If you have any questions or need further assistance, please call our proxy solicitor, GEORGESON & COMPANY INC., toll-free at 1-800-223-2064.


                                  Sincerely



                                  THE BOARD OF DIRECTORS OF
                                  ICN PHARMACEUTICALS, INC.

                           BLOOMBERG BUSINESS NEWS

                              NOVEMBER 26, 1993

           ICN JUDGE SEEKS CRIMINAL PROBE OF STOCKHOLDER RAFI KHAN

    New York, Nov. 26 (Bloomberg) -- A federal judge today said he will seek a criminal investigation of ICN Pharmaceuticals Inc. stockholder Rafi Khan to see if the dissident shareholder lied under oath.

    U.S. District Judge John Sprizzo in Manhattan said at the end of a hearing, which originally involved an ICN proxy fight, that he will ask federal prosecutors to investigate possible perjury by Khan.

    Further, Sprizzo blocked Khan from waging his proxy fight against the ICN board of directors, after finding that Khan concealed his checkered past from fellow ICN stockholders he's trying to woo.

    Sprizzo rejected protestations of innocence from Khan, who earlier today denied assertions from ICN Pharmaceuticals that he tried to illegally hoard British Gas L.P. shares in the mid-1980's when the utility went private.

    In an effort to discredit Khan and block him from advancing his campaign to topple the ICN board of directors, ICN two weeks ago brought Scotland Yard detective Jackie Malton to testify against Khan in Manhattan. Malton testified that in 1987 police raided the home of Rafi Khan's parents in London because she suspected Khan of submitting applications in the names of unsuspecting people.

    Khan's fight to oust ICN Chairman Milan Panic through a so-called consent solicitation originally started out as a civil litigation between him and the Costa Mesa, Calif-based drug company. That all changed when Sprizzo stated his suspicions that Khan probably lied throughout the court proceedings this month. Srizzo will now ask the U.S. Attorney for the Southern District of New York, which is the federal prosecutors' office in Manhattan, to investigate Khan's statements about British Gas.

    "Some of his testimony is very difficult to believe," Sprizzo said. "I'll see to it that he's fully investigated."

    Khan, who's denied all wrongdoing, declined comment after the hearing.

    Sprizzo also mocked two witnesses who testified in Khan's defense, Walter Patterson and Peter John McGill, both of whom pleaded guilty in England to submitting false applications to buy British Gas shares.

    "They looked to me like creatures out of the underworld," Sprizzo said of them.

    Sprizzo ruled null and void the consent cards Khan has already mailed to ICN stockholders. Consent cards are the documents that ICN stockholders would have used to vote for Khan's proposed slate of directors.

    Arnold Burns, an attorney for ICN, said that he will know on Monday whether ICN will reschedule its annual meeting, currently set for Dec. 15.

    A Securities and Exchange Commission attorney, Deborah Siegel, attended part of today's hearing, an ICN spokeswoman said. Siegel declined comment.

    SEC investigations are civil proceedings, not criminal.

                                        -- Seena Simon in New York Federal Court

Reprinted with Permission of Bloomberg Business News

As advertised in THE WALL STREET JOURNAL
(LOGO)             An Important Message To All Stockholders Of
                          ICN Pharmaceuticals, Inc.

                           DON'T BE CONNED BY KHAN


A controversial stockbroker called "Rafi Khan" with no pharmaceutical management experience is plotting an attempt to take over your company at your expense.

Do not sign Khan's white proxy card. Our proxy materials will be mailed to you shortly.

Remember:

KHAN LIED IN COURT
- ------------------

A U.S. District Court Judge found and the U.S. Court of Appeals did not reverse findings of fact that:

[]  KHAN WILLFULLY LIED UNDER OATH
[]  KHAN TRADED ON INSIDE INFORMATION
[] KHAN FAILED TO MAKE MATERIAL DISCLOSURES TO THE SECURITIES AND EXCHANGE COMMISSION

KHAN HAS AN UNSTABLE EMPLOYMENT HISTORY
- ---------------------------------------

[]  3 JOB CHANGES IN LESS THAN A YEAR

KHAN IS FACING SEVERAL LAWSUITS
- -------------------------------

Khan is the target of lawsuits by multiple parties on charges such as:

[]  RACKETEERING
[]  VIOLATION OF SECURITIES LAWS
[]  BREACH OF FIDUCIARY DUTY
[]  INSIDER TRADING
[]  STOCK MANIPULATION OF FUTURE COMMUNICATIONS, INC.

We do not believe that you can trust any materials or statements from Khan. He lied under oath.

                       DO YOU WANT A SPECULATIVE TRADER
                             TO RUN YOUR COMPANY?

For years, Khan consistently and enthusiastically praised ICN Pharmaceuticals and its management. Now, after receiving hundreds of thousands of dollars in commissions from a recent stock offering by a subsidiary of the company, this opportunist has suddenly changed his tune, hatching a plot to take control of ICN at a critical time in the company's history.

When you receive Khan's proxy materials you will find they disclose troubling information about him and his past conduct as a short-term stock trader, and that they provide some of the strongest and most convincing reasons not to support him. Don't sign any materials from Khan. Our material will reach you shortly. We want you to understand exactly who Rafi Khan is and why we believe his actions will put the interests of public shareholders in jeopardy.

                        WE ARE COMMITTED TO MAXIMIZING
                           THE VALUE OF YOUR SHARES

The board of directors and management of ICN Pharmaceuticals are unequivocally committed to maximizing the company's long-term value for all shareholders.

We look forward to the company's annual meeting on December 15, 1993, when we will provide you with a full update of our business activities and opportunities, including progress in our efforts to develop our patented drug ribavirin (Virazole) to treat chronic active hepatitis C.

In the meantime, if you have any questions about the solicitation process or need further assistance, please call our proxy solicitor, GEORGESON & COMPANY INC., toll-free at 1-800-223-2064.

Thank you for your attention to this matter of grave concern for your investment.

                   THE BOARD OF DIRECTORS AND MANAGEMENT OF
                          ICN PHARMACEUTICALS, INC.

The directors of ICN and the amount of ICN stock they beneficially own (including vested options) are: Norman Barker, Jr.--8,000,
Birch E. Bayh--400, Robert H. Branch--2,600, Adam Ferney--18,994,
Weldon B. Jolley--112,500, Milan Panic--182,008, Roberts Smith--119,096, Richard W. Starr--22,500.

Consent of publication has not been received from the Wall Street Journal as of the date of this filing.

                                 EXCERPT FROM

                     REVISED PROXY STATEMENT BY RAFI KHAN

     On December 10, 1993 the [Federal] District court issued . . .
findings that:

     a) Mr. Khan's testimony before the District Court was "untrustful" and "incredible";

     b) Mr. Khan was involved and participated in a scheme to obtain British Gas shares in a manner not permitted by British law;

     c) Mr. Khan knew he was a subject of the criminal investigation by British law enforcement authorities at the time the criminal investigation began in 1986 or 1987 and has known it throughout his involvement with the Company and his attempts to take it over;

     d) Mr. Khan participated in the illegal conduct that gave rise to the criminal investigation by British law enforcement authorities;

     e) Mr. Khan was and is a subject of a criminal investigation by British law enforcement authorities;

     f) The British laws enforcement authorities obtained and executed a search warrant in or about February 1987 for the search of a house in which Mr. Khan had an ownership interest in London, England; and

     g) The District Court has made a reference to the United States Attorney's Office for the Southern District of New York to conduct a criminal investigation regarding Mr. Khan based on the evidence elicited at the November 1993 evidentiary hearing.

                              THE ORANGE COUNTY
                                   REGISTER
                               January 10, 1994


MORE RAFI KHAN...A prominent mutual-fund manager fired last week had ties to controversial stock promoter Rafi Khan.

        John Kaweske was dismissed after he failed to supply his superiors at Denver-based Invesco Funds with documents required by the company's code of conduct, said Jon Zeschin, an executive vice president.

        The dismissal of Kaweske raised eyebrows, given his association with Khan, whose recommendations Kaweske was known to follow on occasion.

        Last month, a federal district judge asked federal prosecutors to look into whether Khan had perjured himself during hearings involving Costa Mesa-based ICN Pharmaceuticals, a company he is attempting to take over and that Kaweske has bought aggressively for Invesco's portfolios.

        However, it does not appear that Kaweske has been made a target in investigations of Khan to date.

        Zeschin said no subpoenas had been served on Invesco related to matters involving Khan. Neither has Kaweske been subpoenaed, said Kaweske's attorney Andrew Levander.

        Zeschin said that Kaweske's dealings with Khan "did not enter into our agreement to terminate him," and that the decision was a narrow one based on Kaseske's failure to obey the rules.

        Invesco also has ended its ties to Khan, Zeschin said.

        Kaweske said he was "somewhat dumbfounded" by the company's decision to dismiss him.

                                   *  *  *


        Consent of publication has not been received from the Orange County Register as of the date of this filing.